EXHIBIT 2.1











                            ASSET PURCHASE AGREEMENT

                          dated as of January 31, 2001

                                 by and between

                 THE NEW YORK TIMES COMPANY MAGAZINE GROUP, INC.

                                       and

                        ADVANCE MAGAZINE PUBLISHERS INC.

                                TABLE OF CONTENTS

                                                                     Page

ARTICLE I.     DEFINITIONS.............................................1

      1.1   Certain Definitions........................................1

      1.2   Certain Additional Definitions.............................5

ARTICLE II.    PURCHASE AND SALE OF ASSETS.............................7

      2.1   Purchase and Sale of Purchased Assets......................7

      2.2   Assumption of Liabilities.................................10

      2.3   Consideration for Purchased Assets........................11

      2.4   Further Assurances........................................14

      2.5   Assignment of  Business Contracts and Business Licenses...14

ARTICLE III.   THE CLOSING............................................15

      3.1   Time and Place............................................15

      3.2   Closing Deliveries of the Seller..........................15

      3.3   Closing Deliveries of the Purchaser.......................16

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF THE SELLER...........17

      4.1   Organization..............................................17

      4.2   Authority.................................................17

      4.3   No Violation; Third Party Consents........................18

      4.4   Government Consents.......................................18

      4.5   Equipment and Tangible Property...........................19

      4.6   Intellectual Property and Proprietary Rights..............19

      4.7   Business Contracts........................................19

      4.8   Business Licenses.........................................20

      4.9   Business Employees........................................20

      4.10  Employee Benefit Plans....................................20

      4.11  Financial Statements......................................21

      4.12  Real Property.............................................22

      4.13  Litigation; Governmental Orders...........................22

      4.14  Compliance with Laws......................................22

      4.15  Environmental Matters.....................................22

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                                TABLE OF CONTENTS
                                   (continued)
                                                                     Page

      4.16  Insurance.................................................23

      4.17  Transactions with Affiliates..............................23

      4.18  Taxes.....................................................24

      4.19  Brokers...................................................24

      4.20  Absence of Certain Changes................................24

ARTICLE V.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........24

      5.1   Organization..............................................24

      5.2   Authority.................................................24

      5.3   No Violation; Third Party Consents........................25

      5.4   Governmental Consents.....................................26

      5.5   Litigation................................................26

      5.6   Brokers...................................................26

ARTICLE VI.    COVENANTS AND AGREEMENTS...............................26

      6.1   Conduct of Business.......................................26

      6.2   Access and Information....................................27

      6.3   Confidentiality...........................................27

      6.4   Further Actions...........................................28

      6.5   Fulfillment of Conditions by the Seller...................29

      6.6   Fulfillment of Conditions by the Purchaser................29

      6.7   Publicity.................................................29

      6.8   Transaction Costs.........................................29

      6.9   Employees and Employee Benefit Matters....................29

      6.10  Retention of and Access to Records........................31

      6.11  Notification of Certain Matters...........................31

      6.12  Fulfillment of Current Subscriptions......................32

ARTICLE VII     CLOSING CONDITIONS....................................32

      7.1   Conditions to Obligations of the Purchaser................32

      7.2   Conditions to Obligations of the Seller...................32

                                TABLE OF CONTENTS
                                   (continued)
                                                                     Page

ARTICLE VIII     INDEMNIFICATION......................................33

      8.1   Survival..................................................33

      8.2   Indemnification by the Purchaser..........................33

      8.3   Indemnification by the Seller.............................34

      8.4   Notification of Claims....................................34

      8.5   Limitations...............................................35

      8.6   Treatment of Indemnity Benefits...........................36

      8.7   Exclusive Remedy..........................................36

      8.8   Remediation Projects......................................37

ARTICLE IX.    TERMINATION............................................37

      9.1   Termination...............................................37

      9.2   Effect of Termination.....................................37

ARTICLE X.     MISCELLANEOUS..........................................38

      10.1  Notices...................................................38

      10.2  Attorneys' Fees and Costs.................................38

      10.3  Assignment................................................39

      10.4  Amendments and Waiver; Exclusive Remedies.................39

      10.5  Entire Agreement..........................................39

      10.6  Representations and Warranties Exclusive..................39

      10.7  No Third Party Beneficiary................................40

      10.8  Governing Law.............................................40

      10.9  Neutral Construction......................................40

      10.10 Severability..............................................40

      10.11 Bulk Sales Laws...........................................40

      10.12 Heading; Interpretation; Schedules and Exhibits...........40

      10.13 Waiver of Jury Trial......................................41

      10.14 Counterparts..............................................41

      10.15 Guaranty..................................................41

                                TABLE OF CONTENTS
                                   (continued)

List of Schedules and Exhibits

Schedule      Description
--------      -----------
1.1(s)        List of Persons - Knowledge of the Purchaser
1.1(t)        List of Persons - Knowledge of the Seller
1.1(z)        Permitted Encumbrances
2.1(c)(vi)    Nontransferable Business Licenses
2.1(c)(ix)    Excluded Trademarks
2.1(c)(xiii)  Certain Excluded Assets
2.3(b)        Working Capital Calculation
3.2           Required Consents
4.3           Third Party Consents - the Seller
4.4           Government Consents - the Seller
4.5           Equipment and Tangible Personal Property
4.6(a)        Intellectual Property
4.7(a)        Material Business Contracts
4.7(b)        Material Business Contracts - Exceptions to Enforceability
4.8           Material Business Licenses
4.9           Business Employees
4.10(a)       Benefit Plans
4.11(a)       Financial Statements
4.12(a)       Owned Real Property
4.12(b)       Leased Real Property
4.11(b)       Change in Business
4.13          Litigation; Governmental Orders - the Seller
4.14          Exceptions to Compliance with Laws
4.15          Environmental Matters
4.17          Transactions with Affiliates
5.3           Third Party Consents - the Purchaser
5.4           Government Consents - the Purchaser
5.5           Litigation - the Purchaser
6.1           Conduct of Business
6.9           Employees to be retained by Seller

                             *********************
Exhibit A   Grant Deed
Exhibit B   Assignments of Leases
Exhibit C   Bills of Sale
Exhibit D   Assignments and Assumptions
Exhibit E   Assignments of Proprietary Rights
Exhibit F   Subscription Fulfillment Agreement
Exhibit G   Guarantee of NYT
Exhibit H   Officer's Certificate of the Seller
Exhibit I   [Assistant] Secretary's Certificate of the Seller

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                                TABLE OF CONTENTS
                                   (continued)

Exhibit J   Opinion of Counsel to the Seller
Exhibit K   Officer's Certificate of the Purchaser
Exhibit L   [Assistant] Secretary's Certificate of the Purchaser
Exhibit M   Opinion of Counsel to the Purchaser

      ASSET PURCHASE AGREEMENT (the "Agreement") dated as of January 31, 2001, by and between The New York Times Company Magazine Group, Inc., a Delaware corporation ("NYTMG"), and Advance Magazine Publishers Inc., a New York corporation (the "Purchaser").

      WHEREAS, the Seller (as defined below) has certain assets which it uses to publish and distribute the magazines set forth on Schedule A hereto (the "Magazines") and to operate the web site www.golfdigest.com (collectively, the "Business");

      WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all assets owned, used or held for use to conduct the operations of the Business, and in connection therewith, the Purchaser has agreed to assume certain liabilities of the Seller relating to the Business, all upon the terms and subject to the conditions set forth herein (such transaction sometimes being referred to herein as the "Asset Purchase"); and

      WHEREAS, the Seller and the Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Asset Purchase, all as more fully set forth herein;

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      1.1 Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the respective meanings set forth below:

            (a) "Action" means any claim, action, suit or proceeding, arbitral action, governmental inquiry, criminal prosecution or other investigation.

            (b) "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (ii) any other Person that owns or controls 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (iii) any director, partner, member, officer, manager, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise.

            (c) "Books and Records" means all files, documents, instruments and papers relating to the Business, including, without limitation, financial statements, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stocks transfer ledgers, Contracts, Licenses, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

            (d) "Business Day" means any weekday (Monday through Friday) on which commercial banks in New York, New York are open for business.

"Confidentiality Agreement" means the letter agreement between NYT and The Conde
   Nast Publications, dated as of January 19, 2001.

"Contract" means any currently enforceable contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, franchise agreement, concession agreement, insurance policy, security interest, guaranty, binding commitment or other agreement or arrangement, whether written or oral.

"Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or other similar right), defect of title, or other encumbrance of any kind or character.

"Environmental Law" means any law, order, regulation, decree, permit, license, ordinance, or other federal, state, county, provincial, local or foreign governmental requirements in effect as of the Closing Date relating to pollution, the protection of human health and the environment, or the discharge or Release of any Hazardous Substance into the environment.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

"Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial body, in each case whether federal, state, county, provincial, local or foreign.

"Governmental Order" means any statute, rule, regulation, order, judgment, injunction, decree, stipulation or determination issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

"Hazardous Substance" means petroleum, petroleum by-products, polychlorinated biphenyls and any other chemicals, materials, substances or wastes which are currently defined or regulated as "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "toxic air pollutants," "hazardous air pollutants," "pollutants," or "contaminants," or otherwise regulated under any Environmental Law.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

"Income Tax" means any federal, state, county, provincial, local, foreign or other income, alternative minimum, franchise, capital stock, net worth, capital, business profits, gross receipts or other similar Tax, any withholding or estimated Tax related thereto, any interest and penalties (civil or criminal) thereon or additions thereto, and any expenses incurred in connection with the determination, settlement or litigation of any Liabilities related to any such Tax.

"Intellectual Property" means any (i) patents, patent applications, patent disclosures and improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and domain names, the goodwill associated therewith, and the registrations and applications for registration thereof, if any, and (iii) copyrights, and the registrations and applications for registration thereof, if any.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

"IRS" means the United States Internal Revenue Service, and any successor agency thereto.

"Knowledge of the Purchaser," "known to the Purchaser" and phrases of similar import mean, with respect to any matter in question relating to the Purchaser, the actual knowledge of such matter by the Persons listed in
   Schedule 1.1(s) hereto without obligation of inquiry.

"Knowledge of the Seller," "known to the Seller" and phrases of similar import mean, with respect to any matter in question relating to the Seller, the actual knowledge of such matter by the Persons listed in Schedule 1.1(t) hereto without obligation of inquiry.

"Law" means any federal, state, county, provincial, local or foreign statute, law, ordinance, regulation, rule, code or rule of common law.

"Liability" means any indebtedness, obligation and other liability with respect to the Business or the Purchased Assets (whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due), including any fine, penalty, judgment, award or settlement respecting any judicial administrative or arbitration proceeding, damage, loss, claim or demand with respect to any Law.

"License" means any franchise, approval, permit, order, authorization, consent, license, registration or filing, certificate, variance and any other similar right obtained from or filed with any Governmental Authority.

"Material Adverse Effect" means any change or effect that is materially adverse to the financial condition or results of operations of the Business, taken as a whole, except for any such changes or effects resulting directly or indirectly from (i) the transactions contemplated by this Agreement, (ii) the announcement or other disclosure of the transactions contemplated by this Agreement, (iii) regulatory changes and (iv) changes in conditions generally applicable to the magazine publishing industry, or in general economic conditions in the geographic regions in which the Business is conducted.

"Operative Agreements" means, collectively, (i) the Grant Deed, (ii) the
   Assignments of Leases, (iii) the Bills of Sale, (iv) the Assignments and Assumptions, (v) the Assignments of Proprietary Rights and (vi) the Subscription Fulfillment Agreement.

"Permitted Encumbrances" means the Encumbrances set forth on Schedule 1.1(x) and
   (i) Encumbrances for mechanics' and materialmen's liens and workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of the Business, (ii) Encumbrances for Taxes and other Liabilities not yet due and payable or being contested in good faith, (iii) Encumbrances arising out of, under or in connection with this Agreement, (iv) Encumbrances reflected on the Latest Balance Sheet, (v) Encumbrances and imperfections of title the existence of which would not reasonably be expected to materially detract from the value of, materially interfere with, or otherwise materially adversely affect the use and enjoyment of the property subject thereto or affected thereby, consistent with past practice and (vi) solely with respect to the Owned Real Property, (A) any lease in which the Seller is the lessor, and (B) provided that the following are not violated by existing improvements in any material respect and do not prohibit or materially restrict the continued use and operation of such Owned Real Property for the same uses and operations as currently conducted, or grant any third party any option or right to acquire or lease a material portion thereof, (x) easements, rights of way and other similar restrictions which would be shown by a current title report, (y) conditions that may be shown by a current survey, title report or physical inspection, and (z) zoning, building and other similar restrictions imposed by applicable Law.

"Person" means any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

"Proprietary Rights" means (i) Intellectual Property, (ii) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (iii) URLs, domain names and Internet web sites, (iv) copies and tangible embodiments of the foregoing (in whatever form or medium), and
   (v) licenses granting any rights with respect to any of the foregoing.

"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the environment.

"Seller" means NYTMG and for the sole purpose (and no other purpose under the Agreement) of conveying certain of the Purchased Assets to be conveyed to the Purchaser and/or assigning certain Assumed Liabilities to be assumed by the Purchaser, in each case relating to www.golfdigest.com or Golf Digest's golf schools, the term Seller shall also include certain Affiliates of NYTMG.

"Subsidiary" means (unless otherwise indicated), with respect to a Person, any other Person in which such Person has a direct or indirect equity or other ownership interest in excess of fifty percent (50%).

"Tax" means all Income Taxes and any federal, state, county, provincial, local, foreign or other sales, use, ad valorem, employment, severance, stamp, transfer, gains, license, excise, occupation, property, unclaimed property, premium or other taxes, fees, levies, duties, assessments or charges of any kind or nature whatsoever imposed by any Governmental Authority (whether payable directly or by withholding), together with any interest, penalties (civil or criminal), additions to, or additional amounts imposed by, any Governmental Authority with respect thereto, and any expenses incurred in connection with the determination, settlement or litigation of any Liability therefor.

"Tax Return" means a report, return or other information required to be supplied to a Governmental Authority with respect to any Tax.

      1.2 Certain Additional Definitions. For all purposes of and under this Agreement, the following terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term below:

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   Term                                               Section
   -----------------------------------------------------------------------
   Agreement                                          Preamble
   -----------------------------------------------------------------------
   Asset Purchase                                     Preamble
   -----------------------------------------------------------------------
   Assignments and Assumptions                        3.2(a)
   -----------------------------------------------------------------------
   Assignments of Leases                              3.2(a)
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   Assignments of Proprietary Rights                  3.2(a)
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   Assumed Liabilities                                2.2(b)
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   Benefit Plan(s)                                    4.10(a)
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   Bills of Sale                                      3.2(a)
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   Business                                           Preamble
   -----------------------------------------------------------------------
   Business Contract(s)                               2.1(b)
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   Business Employee(s)                               4.9
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   Business Insurance Policies                        4.16(a)
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                                       5

   -----------------------------------------------------------------------
   Term                                               Section
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   Business License(s)                                2.1(b)
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   Cap                                                8.5
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   Cash Payment                                       2.3(a)
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   Closing                                            3.1
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   Closing Balance Sheet                              2.3(b)
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   Closing Date                                       3.1
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   Closing Working Capital                            2.3(b)
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   Connecticut Real Property Transfer Act             3.2(a)
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   Consultants                                        8.8(b)
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   Damages                                            8.2
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   December 31, 2000 Working Capital                  2.3(b)
   -----------------------------------------------------------------------
   Deductible                                         8.5
   -----------------------------------------------------------------------
   Deferred Subscription Liabilities                  2.3(a)
   -----------------------------------------------------------------------
   Estimated Closing Balance Sheet                    2.3(b)
   -----------------------------------------------------------------------
   Estimated Working Capital                          2.3(b)
   -----------------------------------------------------------------------
   Excluded Assets                                    2.1(c)
   -----------------------------------------------------------------------
   Excluded Liabilities                               2.2(c)
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   Financial Statements                               4.11(a)
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   Grant Deed                                         3.2(a)
   -----------------------------------------------------------------------
   Indemnified Party                                  8.4(a)
   -----------------------------------------------------------------------
   Indemnifying Party                                 8.4(a)
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   Indemnity Notice Period                            8.4(b)
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   Indemnity Response                                 8.4(c)
   -----------------------------------------------------------------------
   Independent Accountant                             2.3(b)
   -----------------------------------------------------------------------
   Latest Balance Sheet                               4.11(a)
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   Latest Balance Sheet Date                          4.11(a)
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   Leased Real Property                               2.1(b)
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   Magazines                                          Preamble
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   Material Business Contract(s)                      4.7(a)
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   Material Business License(s)                       4.8
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   Notice of Claim                                    8.4(a)
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   Notice of Disagreement                             2.3(b)
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   NYT                                                3.2(a)
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   NYT Board Approval                                 4.2
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   NYTMG                                              Preamble
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   Owned Real Property                                2.1(b)
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   Purchase Price                                     2.3(a)
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   Purchased Assets                                   2.1(b)
   -----------------------------------------------------------------------
   Purchaser                                          Preamble
   -----------------------------------------------------------------------

   -----------------------------------------------------------------------
   Term                                               Section
   -----------------------------------------------------------------------
   Purchaser Guarantor                                10.15
   -----------------------------------------------------------------------
   Purchaser Indemnified Party                        8.3
   -----------------------------------------------------------------------
   Real Property Leases                               2.1(b)
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   Remediation Project                                8.8(a)
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   Required Consents                                  3.2(a)
   -----------------------------------------------------------------------
   Seller Indemnified Party                           8.2
   -----------------------------------------------------------------------
   Seller's Certificate of Incorporation              4.1
   -----------------------------------------------------------------------
   Seller's Bylaws                                    4.1
   -----------------------------------------------------------------------
   Short Term Agreement                               4.7(a)
   -----------------------------------------------------------------------
   Statement of Working Capital                       2.3(b)
   -----------------------------------------------------------------------
   Subscription Fulfillment Agreement                 3.2(a)
   -----------------------------------------------------------------------
   Subscription Liability Payment                     2.3(a)
   -----------------------------------------------------------------------
   Termination Date                                   9.1(b)
   -----------------------------------------------------------------------
   Transferred Employees                              6.9(a)
   -----------------------------------------------------------------------
   WARN                                               6.9(a)
   -----------------------------------------------------------------------
   Working Capital                                    2.3(b)
   -----------------------------------------------------------------------

                                  ARTICLE II.
                           PURCHASE AND SALE OF ASSETS

      2.1 Purchase and Sale of Purchased Assets.

            (a) Purchase and Sale. Upon the terms and subject to the conditions set forth herein, at the Closing the Purchaser shall purchase from the Seller, and the Seller shall irrevocably sell, convey, transfer, assign and deliver to the Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances, all right, title and interest of the Seller in and to the Purchased Assets (as defined below).

            (b) Purchased Assets. For all purposes of and under this Agreement, the term "Purchased Assets" shall mean, refer to and include all of the Seller's right, title and interest in and to all of the following items, in each case used in connection with the Business (other than Excluded Assets) and as in existence on the Closing Date:

                  (i) all parcel(s) of real property, as more fully described in
Schedule 4.12(a) hereto (the "Owned Real Property"), and all the rights arising out of the ownership thereof or appurtenant thereto, including all rights, privileges, grants and easements appurtenant to the Seller's interest in the Owned Real Property, together with all buildings, structures, facilities, fixtures and other improvements thereto;

                  (ii) all lease(s) of real property (the "Real Property Leases"), as more fully described in Schedule 4.12(b), as to which the Seller is the lessee (the "Leased Real Property"), together with any leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such lease;

                  (iii) all machinery, equipment, furniture, office equipment, press equipment, computer equipment (including all hardware and software, but subject, in the case of software, to any restrictions by the vendor or licensor on the assignment thereof), facsimile machines, copying machines, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property (and interests in any of the foregoing) of the Seller (excluding the assets of Quebecor World and Que-Net located at the Owned Real Property), including the equipment listed on Schedule 4.5 hereto;

                  (iv) all items of inventory pertaining to the operation of the Business, including all materials and supplies, all work in process and all finished products owned by the Seller as of the Closing Date;

                  (v) to the extent transferable by the Seller to the Purchaser, all licenses, permits and authorizations issued by any Governmental Authority or private organization possessed by the Seller and required for the operation of the Business and/or use of the Purchased Assets (including the Material Business Licenses), and all rights thereunder (each a "Business License" and, collectively, the "Business Licenses");

                  (vi) to the extent transferable by the Seller to the Purchaser, and with the exceptions set forth in Schedule 2.1(c)(xiii), all contracts, agreements, personal property leases and commitments to which the Seller is a party pertaining to the operation of the Business and/or use of the Purchased Assets, including pricing agreements, printing agreements, pre-press agreements, subscription agreements, advertising agreements, distribution agreements, and purchase orders or purchase commitments (including the Material Business Contracts), and all rights thereunder (together with the Real Property Leases, each a "Business Contract" and, collectively, "Business Contracts");

                  (vii) all sales support and promotional materials, advertising materials and production, sales and marketing files used exclusively for the operation of the Business;

                  (viii) all current supplier lists, production records and credit records, or similar records of all sales of the Business, and all other Books and Records maintained for the operation of the Business;

                  (ix) Proprietary Rights (including the Intellectual Property set forth in Schedule 4.6(a) hereto) to the extent of the Seller's rights therein and subject to any restrictions on transfer or assignment, and goodwill associated therewith, rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the applicable Laws of all jurisdictions, in each case used for the operation of the Business, but not, in any event, any trademarks or trade names of the Seller or any of its Affiliates not used exclusively in the Business, including, without limitation, "The

New York Times," "Times Company Digital," "Times Company" and any of the trademarks identified on Schedule 2.1(c)(ix) hereto or any of the URLs or domain names associated with the foregoing;

                  (x) accounts, accounts receivable and notes receivable relating to the Business as of the Closing Date other than any such accounts or receivables due from any Affiliate of the Seller;

                  (xi) all prepaid expenses, deposits, deferred charges and all other similar assets paid by the Seller prior to the Closing Date in respect of the Business and pertaining to periods after the Closing Date to the extent reflected on the Closing Balance Sheet;

                  (xii) to the extent assignable, all of the Seller's rights, claims, credits, causes of action or rights of setoff against third parties relating to the Business or the Purchased Assets, including claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to the Seller for use in the Business or affecting any of the Purchased Assets, but not, in any event, any such claims or rights that may be used by the Seller to defend against any third party claims or any claims under the Business Insurance Policies or any Contracts not included in the Purchased Assets; provided, however, that if the actions of the Purchaser in enforcing or pursuing any of the foregoing results in the assertion of a counterclaim or right of setoff against the Business or the Seller, such counterclaim or setoff shall be an Assumed Liability; and

                  (xiii) all goodwill associated with the Business or the Purchased Assets.

            (c) Excluded Assets. Notwithstanding anything to the contrary herein, the Seller shall not contribute, convey, assign, or transfer to the Purchaser, and the Purchaser shall not acquire or have any rights to acquire, any assets (the "Excluded Assets") of the Seller other than those specifically set forth in Section 2.1(b). Without limiting the generality of the foregoing, unless specifically set forth in Section 2.1(b), the following shall constitute Excluded Assets:

                  (i) all cash, cash equivalents and securities of the Seller;

                  (ii) all bank and other depository accounts of the Seller;

                  (iii) the capital stock of all subsidiaries of the Seller and of any Affiliates of NYT and all corporate, organizational or tax records and minute books of the Seller and such companies;

                  (iv) all refunds of Income Taxes and of other Taxes which pertain to the period prior to the Closing and are not included in the Working Capital;

                  (v) all assets, whether real or personal, tangible or intangible, which are owned, used or held for use by the Seller primarily to conduct any business operation or activity other than the Business;

                  (vi) nontransferable Business Licenses, including those listed in Schedule 2.1(c)(vi) hereto;

                  (vii) all Business Insurance Policies or other insurance policies relating to the Business, any refunds paid or payable in connection with the cancellation or discontinuance of any insurance policies applicable to the Business, and any claims made under any such insurance policies;

                  (viii) rights in or any assets associated with or allocated to the Benefit Plans, including assets associated with or allocated to Transferred Employees under The New York Times Companies Supplemental Retirement and Investment Plan and The New York Times Companies Pension Plan;

                  (ix) the trademarks or trade names of any Affiliates of the Seller not used exclusively in the Business, including, without limitation, "The New York Times," "Times Company Digital," "Times Company" and any of the trademarks identified on Schedule 2.1(c)(ix) or any of the URLs or domain names associated with the foregoing;

                  (x) all intercompany debts and other obligations due to Seller from any Affiliates of Seller;

                  (xi) any rights to receive corporate and other services provided to the Business by NYT or any of its Affiliates;

                  (xii) all rights of the Seller under this Agreement, the Purchase Price hereunder, any agreement, certificate, instrument or other document executed and delivered by the Seller or the Purchaser in connection with the transactions contemplated hereby, or any side agreement between the Seller and the Purchaser entered into on or after the date of this Agreement;

                  (xiii) Seller's stock interest in Golfserv.com and those Contracts with such entity listed in Schedule 2.1(c)(xiii); and

                  (xiv) any and all assets of the Seller or its Affiliates not used in, or constituting part of, the Business.

      2.2 Assumption of Liabilities.

            (a) Assumption. Upon the terms and subject to the conditions set forth herein, at the Closing the Purchaser shall assume from the Seller (and thereafter pay, perform, discharge or otherwise satisfy in accordance with their respective terms), and the Seller shall irrevocably convey, transfer and assign to the Purchaser, only the Assumed Liabilities.

            (b) Assumed Liabilities. For all purposes of and under this Agreement, the term "Assumed Liabilities" shall mean each of the following Liabilities and no other Liabilities:

                  (i) all of the Seller's obligations, liabilities and commitments under the Business Contracts included in the Purchased Assets attributable to the period subsequent to the Closing;

                  (ii) all of the current liabilities of the Seller (other than liabilities for severance payments to, and other obligations under contracts with, Persons terminated prior to the Closing Date), only to the extent reflected on the Closing Date Balance Sheet and on the Statement of Working Capital for purposes of Section 2.3(b);

                  (iii) all liabilities and obligations associated with the employment after the Closing of any of the Transferred Employees;

                  (iv) any liabilities described in the proviso to Section 2.1(b)(xii); and

                  (v) all other liabilities, obligations, costs, expenses and commitments relating to the Purchaser's ownership of the Purchased Assets or the conduct of the Business after the Closing.

            (c) Excluded Liabilities. Except for the Assumed Liabilities, the Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of the Seller or any Affiliate thereof (including those related to Business) of any kind, character or description whatsoever (the "Excluded Liabilities"). The Seller shall pay, perform, discharge or otherwise satisfy in accordance with their respective terms all of the Excluded Liabilities.

      2.3 Consideration for Purchased Assets.

            (a) Consideration. Subject to Section 2.3(b) hereof, the purchase price (the "Purchase Price") for the Purchased Assets shall be (i) $80,000,000 in cash, subject to adjustment as provided in Section 2.3(b) (the "Cash Payment"), (ii) payment of an amount equal to the Deferred Subscription Liabilities (as defined in the Subscription Fulfillment Agreement) of the Magazines as of the Closing Date (the "Subscription Liability Payment"), and
(iii) the assumption by the Purchaser of the Assumed Liabilities pursuant to
Section 2.2 hereof.

            (b) Working Capital Adjustment.

                  (i) For all purposes of and under this Agreement, the term "Working Capital" shall mean (A) the aggregate value of the current assets of the Business included within the Purchased Assets, minus (B) the aggregate value of the current liabilities of the Business included within the Assumed Liabilities (not including the Deferred Subscription Liabilities), each calculated as of the Closing Date in accordance with GAAP applied in a manner consistent with the preparation of the

Financial Statements and otherwise in a manner consistent with the calculation of Working Capital as of December 31, 2000 as set forth in Schedule 2.3(b) hereto (the "December 31, 2000 Working Capital"). Such aggregate value shall be adjusted, if necessary, to reflect an appropriate proration of real and personal property Taxes imposed upon any of the Purchased Assets.

                  (ii) Not more than five (5) Business Days, but in no event less than two (2) Business Days, before the Closing, the Seller shall in good faith prepare and deliver to the Purchaser an estimated unaudited combined balance sheet of the Business (the "Estimated Closing Balance Sheet"), dated as of the day immediately preceding the Closing, setting forth the Seller's estimate of the Working Capital. The Seller will make available to the Purchaser all records and work papers used in preparing the Seller's estimate of the Working Capital and the Purchaser shall notify the Seller of any good faith disagreement with such calculation. If the Purchaser and the Seller cannot agree as to an estimate of the Working Capital prior to the Closing, the estimate of the Working Capital will be deemed to be equal to the average of the Seller's and the Purchaser's good faith determinations thereof. The Working Capital as finally estimated pursuant to this Section 2.3(b)(ii) is referred to herein as the "Estimated Working Capital." The Purchase Price payable at Closing will be increased on a dollar for dollar basis by the amount by which the Estimated Working Capital exceeds the December 31, 2000 Working Capital, or decreased on a dollar for dollar basis by the amount by which the December 31, 2000 Working Capital exceeds the Estimated Working Capital.

                  (iii) As promptly as practicable, but in any event within sixty (60) calendar days following the Closing, the Seller shall cause to be prepared and delivered to the Purchaser an unaudited combined balance sheet of the Business as of the Closing Date (the "Closing Balance Sheet") and statement relating to the Business (the "Statement of Working Capital") setting forth the Working Capital as of the Closing (the "Closing Working Capital"). The Purchaser shall afford the Seller and its agents and representatives reasonable access to all books, records and work papers in order to prepare the Closing Balance Sheet and the Statement of Working Capital.

                  (iv) If the Purchaser disagrees in good faith with the Statement of Working Capital, then the Purchaser shall notify the Seller in writing (the "Notice of Disagreement") of such disagreement within thirty (30) calendar days following delivery of the Closing Balance Sheet and the Statement of Working Capital. The Notice of Disagreement shall set forth in reasonable detail the basis for the disagreement described therein. Thereafter, the Seller and the Purchaser shall attempt in good faith to resolve and finally determine the amount of the Closing Working Capital. If the Seller and the Purchaser are unable to resolve the disagreement within thirty (30) calendar days following delivery of the Notice of Disagreement, then the Seller and the Purchaser shall select a mutually acceptable, nationally recognized independent accounting firm that does not then have a relationship with the Seller or the Purchaser, or any of their respective Affiliates (the "Independent Accountant"), to resolve the disagreement and make a determination with respect thereto as promptly as practicable; provided that if the Seller and the Purchaser cannot agree, the Independent Accountant shall be selected by an accounting firm designated by the Purchaser and an accounting firm designated by the

Seller. Such determination will be made, and written notice thereof given to the Seller and the Purchaser, within thirty (30) calendar days after such selection. The determination by the Independent Accountant shall be final, binding and conclusive upon the Seller and the Purchaser. The scope of the Independent Accountant's engagement (which will not be an audit) shall be limited to the resolution of the disputed items described in the Notice of Disagreement, and the recalculation, if any, of the Closing Working Capital in light of such resolution. If an Independent Accountant is engaged pursuant to this Section 2.3(b)(iv), the fees and expenses of the Independent Accountant shall be borne equally by the Seller and the Purchaser. Within ten (10) calendar days after (x) the expiration of the thirty (30) day period after delivery of the Statement of Working Capital if no Notice of Disagreement shall have been delivered, (y) the resolution by the Seller and the Purchaser of the items in any Notice of Disagreement or (z) the delivery of a notice of determination by the Independent Accountant as described above, as the case may be, any payment required by
Section 2.3(b)(v) hereof shall be made based on such determination.

                  (v) After the Closing Working Capital is finally determined pursuant to Sections 2.3(b)(iii) and (iv):

            (A) in the event that Estimated Working Capital is greater than the Closing Working Capital, the Seller shall pay to the Purchaser an amount in cash equal to Estimated Working Capital minus the Closing Working Capital by wire transfer of immediately available funds to an account designated by the Purchaser; and

            (B) in the event that the Closing Working Capital is greater than the Estimated Working Capital, the Purchaser shall pay to the Seller, an amount equal to the Closing Working Capital, minus the Estimated Working Capital by wire transfer of immediately available funds to an account designated by the Seller.

Any amount payable by the Purchaser or the Seller pursuant to this Section 2.3(b)(v) shall include simple interest thereon at the rate of 8% per annum, calculated on the basis of a 365-day year, from the Closing Date to the date of payment.

            (c) Allocation of Purchase Price. The consideration for the Purchased Assets provided herein shall be allocated among the various categories of Purchased Assets in accordance with their respective fair market values. Within one hundred twenty (120) days following the Closing, the Purchaser shall provide to the Seller an allocation among the Purchased Assets in accordance with Section 1060 of the Internal Revenue Code. Such allocation shall be deemed final unless the Seller has notified the Purchaser of any disagreement with the allocation within thirty (30) calendar days after submission by the Purchaser. In the event of such disagreement, the parties hereto shall use their reasonable efforts to reach agreement on a reasonable allocation of consideration to such categories of Purchased Assets. If the allocation is deemed final or the Purchaser and the Seller reach such agreement, the Purchaser and the Seller (i) shall execute and file all Tax Returns in a manner consistent with the allocation determined pursuant to this Section

2.3(c) and (ii) shall not take any position before any Governmental Authority or in any judicial proceeding that is inconsistent with such allocation. Such agreement shall not be a condition to Closing or a requirement hereunder. The Seller and the Purchaser shall each timely file a Form 8594 with the IRS in accordance with the requirements of Section 1060 of the Internal Revenue Code. In the event that the parties do not agree to a purchase price allocation then each party hereto shall file its own Form 8594.

      2.4 Further Assurances. At and after the Closing, and without further consideration therefor, (i) the Seller shall execute, or arrange the execution of, and deliver to the Purchaser such further instruments and certificates of conveyance and transfer as the Purchaser may reasonably request in order to more effectively convey and transfer the Purchased Assets from the Seller to the Purchaser and to put the Purchaser in operational control of the Business, or for aiding, assisting, collecting and reducing to possession any of the Purchased Assets and exercising rights with respect thereto and (ii) the Purchaser shall execute, or shall arrange the execution of, and deliver to the Seller such further instruments and certificates of assumption, novation and release as the Seller may reasonably request in order to effectively make the Purchaser responsible for all Assumed Liabilities and release the Seller therefrom to the fullest extent permitted under applicable Law.

      2.5 Assignment of Business Contracts and Business Licenses. To the extent that transfer or assignment hereunder by the Seller to the Purchaser of any Business Contract or Business License is not permitted or is not permitted without the consent or approval of another Person, this Agreement shall not be deemed to constitute an undertaking to assign the same if such consent or approval is not given or if such an undertaking otherwise would constitute a breach thereof or cause a loss of benefits thereunder. The Seller (and the Purchaser where required) shall use its commercially reasonable efforts to obtain any and all such third party consents or approvals under all Material Business Contracts and Material Business Licenses; provided, however, that neither the Seller nor the Purchaser shall be required to pay or incur any cost or expense to obtain any third party consent or approval that it is not otherwise required to pay or incur in accordance with the terms of the applicable Material Business Contract or Material Business License, except for usual legal fees and expenses. If any such third party consent or approval for the assignment or transfer of a Material Business Contract is not obtained before the Closing, the Seller shall cooperate with the Purchaser in any reasonable arrangement designed to provide for the Purchaser after the Closing the benefits intended to be assigned to the Purchaser under the applicable Business Contract, including enforcement at the cost and for the account of the Purchaser of any and all rights of the Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise; provided that the Purchaser shall (i) undertake to pay or satisfy the corresponding Liabilities for the enjoyment of such benefit to the extent that the Purchaser would have been responsible therefor hereunder if such consent, waiver or approval had been obtained and (ii) indemnify and hold harmless the Seller and its Affiliates for any costs, expenses or Liabilities (including legal fees and expenses) incurred by them in connection with the enforcement of any such Business Contract.

                                   ARTICLE III.
                                   THE CLOSING

      3.1 Time and Place. The consummation of the transactions contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., New York time, on the date (the "Closing Date") which is the third (3rd) Business Day after satisfaction and fulfillment or, if permissible pursuant to the terms hereof, waiver of the conditions set forth in Article VII hereof, at the offices of The New York Times Company, 229 West 43rd Street, New York, New York 10036, unless another time, date or place is mutually agreed upon in writing by the Seller and the Purchaser.

      3.2 Closing Deliveries of the Seller. At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser the following instruments, certificates and other documents, dated as of the Closing Date and executed or acknowledged (as applicable) on behalf of the Seller by a duly authorized officer thereof, in order to consummate the transactions contemplated hereby, including the transfer of the Purchased Assets to the Purchaser pursuant to
Section 2.1 hereof:

            (a) Instruments of Transfer and Assignment.

                  (i) a bargain and sale deed to be delivered by the Seller substantially in the form attached hereto as Exhibit A (the "Grant Deed");

                  (ii) an Assignment of Lease or Leases to be delivered by the Seller substantially in the form attached hereto as Exhibit B (the "Assignments of Leases");

                  (iii) Bills of Sale to be delivered by the Seller (including certain Affiliates of NYTMG who hold certain Purchased Assets) substantially in the form attached hereto as Exhibit C (the "Bills of Sale");

                  (iv) Instruments of Assignment and Assumption to be delivered by the Seller (including certain Affiliates of NYTMG who hold certain Purchased Assets or are obligated with respect to certain Assumed Liabilities) substantially in the form attached hereto as Exhibit D (the "Assignments and Assumptions");

                  (v) Assignments of Proprietary Rights to be delivered by the Seller (including certain Affiliates of NYTMG who hold certain Purchased Assets) substantially in the form attached hereto as Exhibit E (the "Assignments of Proprietary Rights");

                  (vi) a Subscription Fulfillment Agreement substantially in the form attached hereto as Exhibit F (the "Subscription Fulfillment Agreement") and the Seller shall make the payment required thereby;

                  (vii) a guarantee of The New York Times Company, a New York corporation and the corporate parent of the Seller ("NYT"), substantially in the form attached hereto as Exhibit G; and

                  (viii) copies of the waivers, consents and/or approvals listed in Schedule 3.2 hereto (the "Required Consents");

                  (ix) copies of any documents and filings required in connection with the payment of transfer Taxes; and

                  (x) documentation reasonably satisfactory to the Purchaser that the Asset Purchase does not trigger Connecticut's Real Property Transfer Act, as amended (the "Connecticut Real Property Transfer Act"), with respect to the Owned Real Property or any Leased Real Property, or, if it is determined that the Asset Purchase does trigger the Connecticut Real Property Transfer Act with respect to certain of the Owned or Leased Real Property for each such parcel of Owned or Leased Real Property (a) either (i) a properly completed and executed Form I (as that term is defined in the Connecticut Real Property Transfer Act) or (ii) a properly completed and executed Form II (as that term is defined in the Connecticut Real Property Transfer Act) and (b) documentation reasonably satisfactory to the Purchaser that the Form Is and/or Form IIs have been submitted to the Commissioner of Environmental Protection, as required under the Connecticut Real Property Transfer Act, and that those respective Form Is and/or Form IIs were the appropriate forms for filing under the Connecticut Real Property Transfer Act.

            (b) Closing Certificates.

                  (i) an officer's certificate to be delivered by the Seller substantially in the form attached hereto as Exhibit H, which shall certify as to the satisfaction of the conditions set forth in Sections 7.1(a) and 7.1(b) hereof;

                  (ii) a secretary's or assistant secretary's certificate to be delivered by the Seller substantially in the form attached hereto as Exhibit I; and

                  (iii) a certificate of the Seller certifying as to its non-foreign status which complies with the requirements of Section 1445 of the Internal Revenue Code.

            (c) Legal Opinion. A legal opinion of Solomon B. Watson IV, Senior Vice President, General Counsel and Secretary of NYT, substantially in the form attached hereto as Exhibit J.

      3.3 Closing Deliveries of the Purchaser. At the Closing, the Purchaser shall make the payment and deliver, or cause to be delivered, to the Seller the following instruments, certificates and other documents, dated as of the Closing Date and executed or acknowledged (as applicable) on behalf of the Purchaser by a duly authorized officer thereof, in order to pay for the Purchased Assets and effect the assumption of all Assumed Liabilities from the Seller pursuant to
Section 2.2 hereof:

            (a) Cash Payment. An amount in cash equal to the Cash Payment, payable by wire transfer of immediately available funds to an account designated in writing by the Seller at least two (2) Business Days prior to the Closing Date.

            (b) Instruments of Assumption.

                  (i) the Assignments and Assumptions;

                  (ii) the Subscription Fulfillment Agreement;

                  (iii) copies of any documents and filings required in connection with the payment of transfer Taxes; and

                  (iv) all other instruments and certificates of assumption, novation and release as the Seller may reasonably request in order to effectively make the Purchaser responsible for all Assumed Liabilities and release the Seller therefrom to the fullest extent permitted under applicable Law.

            (c) Closing Certificates.

                  (i) an officer's certificate substantially in the form attached hereto as Exhibit K, which shall certify as to the satisfaction of the conditions set forth in Sections 7.2(a) and 7.2(b) hereof; and

                  (ii) a secretary's or assistant secretary's certificate substantially in the form attached hereto as Exhibit L.

            (d) Legal Opinion. A legal opinion of Sabin, Bermant & Gould LLP, counsel for the Purchaser, substantially in the form attached hereto as Exhibit M.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller hereby represents and warrants to the Purchaser as follows:

      4.1 Organization. The Seller is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite corporate power and authority to own, operate or lease the Purchased Assets as now owned, operated or leased by it, and to conduct the Business substantially as presently conducted by it. The Seller has made available to the Purchaser true and complete copies of its Certificate of Incorporation (the "Seller's Certificate of Incorporation") and Bylaws (the "Seller's Bylaws"), each as amended and in effect as of the date of this Agreement.

      4.2 Authority. Subject to obtaining the approval of the Board of Directors of NYT (the "NYT Board Approval"), the Seller has all requisite corporate power and authority to enter into and deliver this Agreement and the Operative Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the NYT Board Approval, the execution and delivery by the Seller of this Agreement and the Operative Agreements, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by the Seller. Assuming the due authorization, execution and delivery of this Agreement and the Operative Agreements by the Purchaser, subject to the NYT Board Approval, this Agreement constitutes, and each of the Operative Agreements (when so executed and delivered) will constitute, a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar Laws affecting creditors' rights and relief of debtors generally, and (ii) the effect of rules of Law and general principles of equity, including rules of Law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      4.3 No Violation; Third Party Consents. Assuming that all consents, waivers, approvals, orders and authorizations set forth in Schedule 4.4 hereto have been obtained and all registrations, qualifications, designations, declarations or filings with any Governmental Authorities set forth in Schedule
4.4 hereto have been made, and, subject to the NYT Board Approval, except as set forth in Schedule 4.3 hereto, the execution and delivery by the Seller of this Agreement and the Operative Agreements, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby, will not conflict with or violate, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give rise to any right of termination, amendment, modification, acceleration or cancellation of any obligation or loss of any benefit under, result in the creation of any Encumbrance other than a Permitted Encumbrance on any of the Purchased Assets pursuant to, or require it to obtain any consent, waiver, approval or action of, make any filing with (other than filings required by applicable securities Laws or the rules of the New York Stock Exchange), or give any notice to any Person as a result or under, the terms and provisions of (i) Seller's Certificate of Incorporation or the Seller's Bylaws, (ii) any Material Business Contract to which the Seller is a party or by which any of the Purchased Assets being sold by it are bound, or
(iii) any Law applicable to the Seller or any of the Purchased Assets being sold by it, or any Governmental Order issued by a Governmental Authority by which the Seller or any of the Purchased Assets being sold by it is in any way bound or obligated.

      4.4 Government Consents. No consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Seller in connection with the execution and delivery by the Seller of this Agreement and the Operative Agreements, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby, including the sale and transfer of the Purchased Assets being sold by the Seller to the Purchaser, except any filing or approval that may be required under the HSR Act, applicable securities Laws or the rules of the New York Stock Exchange and as set forth in Schedule 4.4 hereto.

      4.5 Equipment and Tangible Property.

            (a) Schedule 4.5(a) hereto contains a list of all equipment and tangible personal property (except for non-capitalized leased equipment) of the Seller included in the Purchased Assets and used regularly in and material to the conduct of the Business that, individually, has a book value in excess of $25,000. As of the date hereof, the Seller is the sole and exclusive legal and equitable owner of all equipment and tangible property included by it in the Purchased Assets, free and clear of all Encumbrances, except Permitted Encumbrances.

            (b) Except for the Excluded Assets, the Purchased Assets constitute all of the assets in all material respects necessary to conduct the Business substantially as currently conducted. The tangible Purchased Assets, taken as a whole, are in good condition (ordinary wear and tear excepted) for property of comparable type, age and usage.

      4.6 Intellectual Property and Proprietary Rights.

            (a) Schedule 4.6(a) hereto contains a list of all material Intellectual Property of the Seller included in the Purchased Assets.

            (b) The Seller owns or has a valid right to use all Proprietary Rights required by the Seller to conduct the operations of the Business substantially as currently conducted by it, without infringing upon the rights of any other Person in any material way. To the Knowledge of the Seller, no other Person is infringing upon its rights in or to any of its Intellectual Property set forth in Schedule 4.6(a) hereto in any material way.

      4.7 Business Contracts.

            (a) Schedule 4.7(a) hereto contains a list of the following Business Contracts of the Seller included by it in the Purchased Assets and material to the Business as currently conducted by it (each, a "Material Business Contract" and collectively, the "Material Business Contracts"): (i) Real Property Leases;
(ii) printing, pre-press and distribution agreements; (iii) capital or operating leases or conditional sales agreements relating to any Purchased Assets (other than Short Term Agreements), in each case involving annual payments in excess of $25,000; (iv) noncompetition or other agreements restricting the ability of the Seller to engage in the Business in any location; (v) employment, consulting, separation, collective bargaining or other labor agreements; (vi) agreements under which the Seller is obligated to indemnify, or entitled to indemnification from, any other Person, other than any agreement that requires indemnification solely in connection with or as a result of a breach of such agreement; and
(vii) each other Contract or agreement relating exclusively to the Business and/or any Purchased Assets and involving payments made to or by the Seller that exceeded in 2000, or are expected to exceed in 2001, $500,000. For all purposes of and under this Agreement, the term "Short Term Agreement" shall mean an agreement entered into by the Seller in the ordinary course of business that is terminable by the Seller upon ninety (90) days or less notice without penalty.

            (b) Except as set forth in Schedule 4.7(b) hereto, as of the date hereof, (i) each Material Business Contract represents a valid, binding and enforceable obligation of the Seller in accordance with the respective terms thereof and, to its Knowledge, represents a valid, binding and enforceable obligation of each of the other parties thereto; and (ii) there exists no material breach or material default (or event that with notice or the lapse of time, or both, would constitute a material breach or material default) on the part of the Seller or, to its Knowledge, on the part of any other party under any Material Business Contract.

      4.8 Business Licenses. The Seller owns or possesses all right, title and interest in and to all material Licenses which are necessary for it to conduct the Business substantially as currently conducted by it (each, a "Material Business License" and collectively, the "Material Business Licenses"). Schedule
4.8 hereto contains a list of all Material Business Licenses of the Seller included in the Purchased Assets. No loss or expiration of any such Material Business License is pending or, to the Knowledge of the Seller, threatened, other than the expiration of any such Material Business License in accordance with the terms thereof which may be renewed in the ordinary course of business.

      4.9 Business Employees. Schedule 4.9 hereto lists all employees of the Seller who, as of the date of this Agreement, have employment duties primarily related to the Business, including (and designating as such) any such employee who is an inactive employee on paid or unpaid leave of absence, short-term disability or long-term disability (but not including retirees), and indicating the date of employment, current title and compensation. Each employee set forth in Schedule 4.9 hereto who remains employed by the Seller immediately prior to the Closing (whether actively or inactively), and each additional employee who is hired to work primarily in the Business following the date hereof and prior to the Closing who remains employed by the Seller immediately prior to the Closing (whether actively or inactively), is referred to herein individually as a "Business Employee" and collectively, as "Business Employees."

      4.10 Employee Benefit Plans.

            (a) Schedule 4.10(a) hereto lists each employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, equity (or equity-based), leave of absence, vacation, day or dependent care, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, change of control or other benefit plan, agreement (including any collective bargaining agreement), practice, policy or arrangement, whether written or oral, and whether or not subject to ERISA (including any "employee benefit plan" within the meaning of Section 3(3) of ERISA), which the Seller or any of its Affiliates sponsors, maintains, has any obligation to contribute to, has Liability under or is otherwise a party to as of the date hereof, and which covers or otherwise provides benefits to the Seller's Business Employees (or their dependents and beneficiaries) (with respect to their relationship with the Business) (each, a "Benefit Plan" and, collectively, the "Benefit Plans").

            (b) Each Benefit Plan presently complies, and has been operated, in all material respects with its terms and all applicable Laws.

            (c) Each Benefit Plan that is intended to be tax-qualified under
Section 401(a) of the Internal Revenue Code, has been determined by the IRS to be so qualified and, to the Knowledge of the Seller, no circumstances have occurred that would adversely affect the tax-qualified status of any such plan.

            (d) No Business Employee participates in a "multiemployer plan" (as defined in Section 4001(1) of ERISA) as of the date hereof.

      4.11 Financial Statements.

            (a) Attached as Schedule 4.11(a)-1 hereto are true, correct and complete copies of the following financial statements (collectively, the "Financial Statements"): (i) the unaudited statement of assets and liabilities of the Business (the "Latest Balance Sheet") as of December 31, 2000 (the "Latest Balance Sheet Date"), (ii) the unaudited statement of assets and liabilities of the Business as of December 26, 1999 and (iii) the related unaudited statements of revenues and expenses of the Business for the years ended December 31, 2000, December 26, 1999, December 27, 1998, December 28, 1997 and December 29, 1996. The Financial Statements were derived from the books and records of the Business (which are accurate and complete in all material respects), were prepared (other than for the absence of notes and as set forth in Schedule 4.1(a)-2 hereto) in accordance with GAAP consistently applied, and, except as set forth in Schedule 4.1(a)-2 hereto, fairly present, in all material respects, the financial condition and results of operations of the Business as of the dates or for the periods, as the case may be, to which they relate.

            (b) Seller represents that the amounts set forth in Schedule 4.11(a)-1 were included (without adjustments) in the audited financial statements of NYT for the fiscal years ended December 26, 1999, December 28, 1998, December 28, 1997 and December 29, 1996, as applicable, which were audited by Deloitte Touche LLP. As of the date hereof, the Seller is not aware of, and does not expect, any audit adjustments that will be required to be made to the amounts set forth in Schedule 4.11(a)-1 for the fiscal year ended December 31, 2000 in connection with their inclusion in the audited financial statements of NYT for that period; provided, however, that the Purchaser is aware that the audit of NYT's financial statements for such period has not been completed as of the date hereof.

            (c) Except as set forth in Schedule 4.11 (c), there has been no change in the Business since the Latest Balance Sheet Date that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      4.12 Real Property.

            (a) Schedule 4.12(a) describes the Owned Real Property, which is all the real property owned by the Seller and used in the Business. The Seller has good title to the Owned Real Property held by it, free and clear of all Encumbrances, except for Permitted Encumbrances.

            (b) Schedule 4.12(b) describes the Leased Real Property, which is all the real property leased to the Seller and used in the Business. The Seller has not leased any real property as a lessor. To the Knowledge of the Seller, each Real Property Lease is in full force and effect, and the Seller has not received any outstanding notice of default from the landlord under such lease.

            (c) There are no condemnation or appropriation proceedings or special assessments pending, or to the Knowledge of the Seller threatened, against any of the Owned Real Property or, to the Knowledge of the Seller, the Leased Real Property.

            (d) The Seller has adequate rights of ingress and egress with respect to the Owned Real Property and the Leased Real Property. The Seller's use of the Owned Real Property and the Leased Real Property does not contravene or violate any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect.

      4.13 Litigation; Governmental Orders.

            (a) Except as set forth in Schedule 4.13 hereto, there are no pending or, to the Knowledge of the Seller, threatened material Actions by any Person or Governmental Authority against or relating to the Seller with respect to the Business or to which any of the Purchased Assets being sold by it are subject.

            (b) The Seller is not subject to or bound by any Governmental Order other than those which would not reasonably be expected to have a Material Adverse Effect.

      4.14 Compliance with Laws. Except as set forth in Schedule 4.14 hereto, as of the date hereof the Seller is in compliance with in all material respects, and the Seller has not received any claim or notice within the last five (5) years that it is not in compliance with in all material respects, each material Law or Governmental Order applicable to the Business.

      4.15 Environmental Matters. Except as disclosed in Schedule 4.15:

            (a) The Seller, and the owners of the Leased Real Property, are in compliance in all material respects with all Environmental Laws applicable to the Business as presently conducted.

            (b) The Seller holds and is in compliance in all material respects with all Licenses required under Environmental Laws applicable to the conduct of the Business as presently conducted by it.

            (c) The Seller has not received any written notice of any Action by any Person or Governmental Authority alleging a material violation of, material non-compliance with or material Liability under any Environmental Law relating to the Business or the Purchased Assets.

            (d) There has been no Release of any Hazardous Substance at the Owned Real Property or Leased Real Property that is in material violation of or is reasonably likely to lead to any material Liability arising under any Environmental Law.

            (e) The Seller has not transported or arranged for the treatment, storage, or disposal of any Hazardous Substances to any off-site location in connection with the Business that has resulted in, or is reasonably likely to result in, a material Liability to the Seller under applicable Environmental Laws.

            (f) To the Knowledge of the Seller, there are no underground storage tanks, asbestos, polychlorinated biphenyls, or other Hazardous Substances in, on, over, under, or at the Purchased Assets.

            (g) The Asset Purchase Agreement does not trigger or, will be effected in compliance with, any Laws requiring environmental investigations, environmental remediations, or notifications to environmental regulatory authorities, including, but not limited to, the Connecticut Real Property Transfer Act.

      4.16 Insurance.

            (a) The Seller or an Affiliate of the Seller maintains insurance in respect of the Purchased Assets and the Business covering such risks, in such amounts, with such terms and with such insurers as the Seller or such Affiliate has determined is appropriate in light of the Business and consistent with industry practice (such insurance, the "Business Insurance Policies").

            (b) All of the Business Insurance Policies are in full force and effect. The Seller is not in default with respect to any material provision contained in any such Business Insurance Policy held by or on behalf of it. The Seller has not received any notice of cancellation or non-renewal of any such Business Insurance Policy.

            (c) The Seller or an Affiliate thereof maintains, and will maintain through the Closing Date, "publishers' tort" insurance and such insurance policy is written on an "occurrence," not a "claims made," basis.

      4.17 Transactions with Affiliates. Except as set forth in Schedule 4.17 hereto, no shareholder, officer, director or employee of the Seller or any of its Affiliates, or any immediate family member of any of the foregoing, has (a) borrowed money from (other than for reasonable travel expenses arising in connection with the Business), or loaned money to, the Business which remains outstanding or (b) any interest in any of the Purchased Assets.

      4.18 Taxes.

            (a) With respect to Taxes, other than Income Taxes, relating primarily to the Business, the Seller has filed or will have filed on a timely basis all material Tax Returns in connection with any such federal, state or local Tax required to be filed by it, and the Seller has or will have timely paid all such Taxes shown thereon to be due except as contested upon audit. None of the Purchased Assets is subject to any Encumbrance in favor of the United States pursuant to Section 6321 of the Internal Revenue Code for nonpayment of federal Taxes, or any lien in favor of any state or locality pursuant to any comparable provision of state or local Law, under which transferee liability might be imposed upon the Purchaser as a buyer of such Purchased Assets pursuant to Section 6323 of the Internal Revenue Code or any comparable provision of state or local Law.

            (b) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, partner or other third party.

      4.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Seller (or an Affiliate of the Seller) directly with the Purchaser without the intervention of any Person on behalf of the Seller in such manner as to give rise to any valid claim by any Person against the Purchaser for a finder's fee, brokerage commission or similar payment, other than Persons whose fees and expenses shall be borne by the Seller.

      4.20 Absence of Certain Changes. Except as disclosed in Schedule 4.20 hereto, or as contemplated by this Agreement, since the date of the Latest Balance Sheet, the Business has been conducted only in the ordinary course substantially consistent with past practice, and there have not been any events, changes or developments which, individually or in the aggregate, would have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, other than events relating to the economy in general or resulting from industry-wide developments affecting companies in similar businesses or from the disclosure of the transactions contemplated by this Agreement.

                                   ARTICLE V.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Seller as follows:

      5.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

      5.2 Authority. The Purchaser has all requisite corporate power and authority to enter into and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby, and to assume and perform the Assumed Liabilities. The execution and delivery by the Purchaser of this Agreement and the Operative Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and the assumption and performance of the Assumed Liabilities, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been, and the Operative Agreements to which the Purchaser is a party shall be, duly executed and delivered by the Purchaser. Assuming the due authorization, execution and delivery of this Agreement and the Operative Agreements by the Seller, this Agreement constitutes, and each of the Operative Agreements to which the Purchaser is a party (when so executed and delivered) will constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar Laws affecting creditors' rights and relief of debtors generally, and (ii) the effect of rules of Law and general principles of equity, including rules of Law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      5.3 No Violation; Third Party Consents. Assuming that all consents, waivers, approvals, orders and authorizations set forth in Schedule 5.4 hereto have been obtained and all registrations, qualifications, designations, declarations or filings with any Governmental Authorities set forth in Schedule
5.4 hereto have been made, and except as set forth in Schedule 5.3 hereto, the execution and delivery by the Purchaser of this Agreement and the Operative Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and the assumption and performance of the Assumed Liabilities, will not conflict with or violate, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, give rise to any right of termination, amendment, modification, acceleration or cancellation of any obligation or loss of any benefit under, result in the creation of any Encumbrance other than a Permitted Encumbrance on any of the assets or properties of the Purchaser pursuant to, or require the Purchaser to obtain any consent, waiver, approval or action of, make any filing with, or give any notice to any Person as a result or under, the terms or provisions of (i) the certificate of incorporation and by-laws of the Purchaser, (ii) any Contract to which the Purchaser is a party or is bound, or
(iii) any Law applicable to the Purchaser, or any Governmental Order issued by a Governmental Authority by which the Purchaser is in any way bound or obligated, except, in the case of clauses (ii) and (iii) of this Section 5.3, as would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the Operative Agreements to which it is a party, to assume and perform the Assumed Liabilities or to consummate on a timely basis the transactions contemplated hereby or thereby.

      5.4 Governmental Consents. No consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the Operative Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder, the consummation by the Purchaser of the transactions contemplated hereby and thereby, the assumption and performance of the Assumed Liabilities, except (i) any filing or approval that may be required under the HSR Act and as set forth in Schedule 5.4 hereto, and (ii) where the failure to obtain such consent, waiver, approval, order or authorization, or to make such registration, qualification, designation, declaration or filing, would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement, the Operative Agreements to which it is a party, to assume and perform the Assumed Liabilities or to consummate on a timely basis the transactions contemplated hereby or thereby.

      5.5 Litigation. Except as set forth in Schedule 5.5 hereto, there are no pending or, to the knowledge of the Purchaser, threatened Actions by any Person or Governmental Authority against or relating to the Purchaser (or any Affiliate of the Purchaser) or by which the Purchaser or its assets or properties are or may be bound which, if adversely determined, would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the Operative Agreements to which it is a party, to assume and perform the Assumed Liabilities or to consummate on a timely basis the transactions contemplated hereby or thereby.

      5.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser (or an Affiliate of the Purchaser) directly with the Seller without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any valid claim by any Person against the Seller for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE VI.
                            COVENANTS AND AGREEMENTS

      6.1 Conduct of Business. At all times during the period commencing upon the execution and delivery hereof by each of the parties hereto and terminating upon the Closing or the termination of this Agreement pursuant to and in accordance with the terms of Section 9.1 hereof, unless the Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), and except as otherwise set forth in Schedule 6.1 hereto, the Seller shall (a) conduct the operations of the Business in the ordinary course of business and substantially consistent with its past practices, (b) use commercially reasonable efforts to preserve intact the goodwill of the Business and the current relationships of the Seller with its officers, employees, customers, suppliers and others with significant and recurring business dealings with the Business, (c) use commercially reasonable efforts to maintain in effect all Business Insurance Policies, all Business Contracts and all Business Licenses held by or on behalf of the Seller that are necessary to carry on the Business substantially in the manner conducted by it as of the date hereof, (d) maintain the books of account and records of the Business as conducted by it in the usual, regular and ordinary manner and substantially consistent with its past practices, and (e) not knowingly, with intent to breach, take any action that would result in a breach of or inaccuracy in (in each case as of the Closing) any of the representations and warranties of the Seller contained in
Article IV hereof.

      6.2 Access and Information. Subject to the terms of the Confidentiality Agreement, at all times during the period commencing upon the execution and delivery hereof by each of the parties hereto and terminating upon the Closing or the termination of this Agreement pursuant to and in accordance with the terms of Section 9.1 hereof, the Seller shall permit the Purchaser and its authorized agents and representatives to have reasonable access, upon reasonable notice and during normal business hours, to the Purchased Assets and all of the relevant books, records and documents of or relating to the Business and the Purchased Assets, and shall furnish to the Purchaser such information and data, financial records and other documents in its possession relating to the Business and the Purchased Assets as the Purchaser may reasonably request. The Seller shall permit the Purchaser and its agents and representatives reasonable access to its accountants for reasonable consultation or verification of any information obtained by the Purchaser during the course of any investigation conducted pursuant to this Section 6.2.

      6.3 Confidentiality. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect from the date hereof until the Closing in accordance with the terms thereof, such that the information obtained by the Purchaser, or its officers, employees, agents or representatives, during any investigation conducted pursuant to
Section 6.2 hereof, in connection with the negotiation, execution and performance of this Agreement, the consummation of the transactions contemplated hereby, or otherwise, shall be governed by the terms set forth in the Confidentiality Agreement; provided, however, that in the event of the termination of this Agreement, the terms of the Confidentiality Agreement incorporated herein by reference shall survive indefinitely.

      6.4 Further Actions.

            (a) Upon the terms and subject to the conditions set forth in this Agreement (including the terms of Section 6.4(b) hereof), the Seller and the Purchaser shall each use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated hereby, including, without limitation: (i) obtaining all necessary Licenses, actions or nonactions, waivers, consents or approvals, authorizations, qualifications and other orders of any Governmental Authorities with competent jurisdiction over the transactions contemplated hereby, (ii) obtaining all necessary consents, approvals or waivers from third parties (subject to the first proviso in Section 2.5), (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have vacated or reversed any stay or temporary restraining order entered by any Governmental Authority prohibiting or otherwise restraining the consummation of the transactions contemplated hereby, and (iv) executing and delivering any additional instruments, certificates and other documents necessary or advisable to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement.

            (b) Without limiting the generality of the foregoing, the Seller and the Purchaser hereby agree to provide promptly to Governmental Authorities with regulatory jurisdiction over enforcement of any applicable antitrust laws all information and documents requested by any such Governmental Authorities or necessary, proper or advisable to permit consummation of the transactions contemplated hereby, and to file any Notification and Report Form and related material required under the HSR Act as soon as practicable after the date hereof. The Seller and the Purchaser shall each thereafter take all necessary steps to complete as soon as practicable its compliance with any requests for additional information or documentary material that may be made under the HSR Act. The Purchaser and the Seller hereby further agree to take all necessary steps to (i) obtain any governmental clearances required for consummation of the transactions contemplated hereby, (ii) respond to any government request for information, (iii) contest and resist any action, including any legislative, administrative or judicial action, and have vacated, lifted, reversed or overturned, any Governmental Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated hereby, including by using all legal efforts to vigorously pursue all available avenues of administrative and judicial appeal and all available legislative action, and (iv) in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prohibit, prevent, delay or otherwise restrain the consummation of the transactions contemplated hereby, contest the same in order to have the relevant Governmental Authorities vacate, modify or suspend such injunction or order so as to permit the consummation of the transactions contemplated hereby prior to the Termination Date.

      6.5 Fulfillment of Conditions by the Seller. The Seller shall not knowingly take or cause to be taken, or knowingly fail to take or cause to be taken, any action that would cause the conditions to the obligations of the Seller or the Purchaser to consummate the transactions contemplated hereby to not be satisfied or fulfilled at or prior to the Closing.

      6.6 Fulfillment of Conditions by the Purchaser. The Purchaser shall not knowingly take or cause to be taken, or knowingly fail to take or cause to be taken, any action that would cause the conditions to the obligations of the Seller or the Purchaser to consummate the transactions contemplated hereby to fail to be satisfied or fulfilled at or prior to Closing.

      6.7 Publicity. The Seller and the Purchaser shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Prior to the Closing, neither the Seller nor the Purchaser shall issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto, except as otherwise required by applicable Law or the rules of any applicable stock exchange, but in any event only after giving the other parties hereto a reasonable opportunity to comment on such release or announcement in advance, consistent with such applicable legal requirements.

      6.8 Transaction Costs. The Purchaser shall pay all transaction costs and expenses (including any HSR filing fee, legal, accounting and other professional fees and expenses) that it incurs in connection with the negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby. The Seller shall pay all transaction costs and expenses (including legal, accounting and other professional fees and expenses) that it incurs in connection with the negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby. The Purchaser and the Seller shall each pay one-half of any and all transfer Taxes (including sales, use and real property transfer Taxes) and the fees and costs of recording or filing all applicable conveyancing instruments associated with the transfer of the Purchased Assets from the Seller to the Purchaser pursuant to this Agreement. The Seller and the Purchaser shall cooperate in the preparation, execution and filing of all Tax Returns regarding any transfer Taxes which become payable as a result of the transfer of the Purchased Assets from the Seller to the Purchaser pursuant to this Agreement and/or shall cooperate to seek an available exemption from such Taxes.

      6.9 Employees and Employee Benefit Matters.

            (a) The Purchaser shall offer employment as of the Closing Date to all Business Employees except as set forth on Schedule 6.9. As of the Closing Date, the Purchaser shall employ each such Business Employee who accepts the Purchaser's offer of employment ("Transferred Employees") at a compensation level (including salary, bonuses and commissions) that is generally comparable in the aggregate, and on terms and conditions (and with employee benefits (including benefits of the type described in Section 3(1) of ERISA)) that are generally comparable in the aggregate, as those provided by the Seller (or any Affiliate thereof) until at least the first anniversary of the Closing Date. The Purchaser shall provide each Transferred Employee credit for years of service with the Seller (or its Affiliates) prior to the Closing for the purpose of eligibility, vesting and coverage (but not for purposes of benefit accrual under defined benefit plans) under the Purchaser's health (including post-retirement welfare benefit coverage), vacation, severance, sick leave and other employee benefit plans and policies. In the event that as a result of the Purchaser's termination of the employment of Transferred Employees after the Closing Date, or for any other reason, the requirements under the Worker Adjustment and Retraining Notification Act, as amended ("WARN"), are triggered, the Purchaser shall be responsible for all financial obligations arising as a result thereof. In addition, the Purchaser acknowledges and agrees that any decisions respecting the termination of the employment of Transferred Employees after the Closing Date shall be solely the responsibility of the Purchaser and the Purchaser shall not consult with or rely upon the Seller, its Affiliates or their respective agents in making any such determination.

            (b) Without limiting the scope of Section 6.9(a), the Purchaser shall cause each Transferred Employee (and his or her eligible dependents) to be covered immediately following the Closing, until the first anniversary of the Closing Date, by group health plans that provide health benefits (within the meaning of Section 5000(b)(1) of the Internal Revenue Code) on terms and conditions that are substantially similar to those provided under the group health plans in which the Transferred Employee participated immediately prior to the Closing, provided that such group health plans (i) do not limit or exclude coverage on the basis of any pre-existing condition of such Transferred Employee or his or her dependents and (ii) provide such Transferred Employee full credit for the year during which the Closing occurs for any deductible already incurred by the Transferred Employee and his or her dependents under such group health plans and with any other out-of-pocket expenses that count against any maximum out-of-pocket expense provision of such group health plans.

            (c) If any Transferred Employee is eligible to take any accrued but unused vacation time pursuant to the vacation policy applicable to such Transferred Employee immediately prior to Closing and such Liability is reflected on the Closing Balance Sheet, the Purchaser shall allow such Transferred Employee to use such accrued vacation, or to receive payment thereafter upon termination of employment to the extent such payment would have been made under the Seller's vacation policy.

            (d) From the Closing Date until the first anniversary of the Closing Date, if the Purchaser (or an Affiliate thereof) terminates the employment of a Transferred Employee with the Purchaser (or an Affiliate thereof) for any reason that would have given rise to the payment of a severance payment under The New York Times Company Severance Pay Plan, as set forth on Schedule 4.10(a), the Purchaser shall provide a severance package to such Transferred Employee containing severance benefits at least equal to those that would have been paid under The New York Times Company Severance Pay Plan. For purposes of the preceding sentence, such Transferred Employee will receive credit for service performed for the Seller (or its Affiliates) prior to the

Closing Date, and service performed for the Purchaser after the Closing Date, in connection with the determination of such severance benefit.

            (e) The Seller agrees to cooperate with the Purchaser in filing any applications and forms related to employment Taxes, including annual Form W-2s and applications for transfer of unemployment experience history.

      6.10 Retention of and Access to Records. From and after the Closing, for a period of six (6) years the Purchaser shall preserve all Books and Records transferred by the Seller to the Purchaser pursuant to this Agreement. Upon the expiration of such six (6) year period, the Purchaser shall provide the Seller a reasonable opportunity to obtain copies, at the Seller's expense, of any of such Books and Records. As soon as practicable following the Closing, the Purchaser shall deliver to the Seller such financial information relating to the Business in sufficient detail to enable the Seller to prepare its financial statements, the Statement of Working Capital and all Tax Returns of the Seller relating to periods ending on or prior to the Closing Date. In addition to the foregoing, from and after the Closing, the Purchaser shall afford to the Seller, and its counsel, accountants and other authorized agents and representatives, during normal business hours, reasonable access to the employees, Books and Records and other data relating to the Purchased Assets, the Assumed Liabilities, the Transferred Employees and the Excluded Liabilities in its possession with respect to periods prior to the Closing, and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any such party or Person, or its Affiliates, (b) for the preparation of Tax Returns and audits, and (c) for any other reasonable business purpose.

      6.11 Notification of Certain Matters. In the event that the Seller notifies the Purchaser or the Purchaser otherwise has Knowledge (in which case it agrees to promptly notify the Seller) on or prior to the Closing Date of any breach of any representation or warranty of the Seller that but for this Section
6.11 would entitle the Purchaser to not consummate the Closing (whether due to facts or events occurring subsequent to the execution of this Agreement or facts or events that existed on the date hereof), unless the Seller determines to cure such breach and such breach is cured by the Seller on or prior to the Closing Date, (x) to the extent the aggregate cost of remedying such breach is less than or equal to $25,000,000, the Purchaser shall consummate the Closing with a reduction of the Cash Payment by such cost; or (y) if the cost of remedying such breach exceeds $25,000,000, the Purchaser may terminate this Agreement in accordance with Section 9.1 hereof; or (z) if such breach is not reasonably subject to meaningful quantification but constitutes a Material Adverse Effect, the Purchaser may terminate this Agreement in accordance with Section 9.1(d). In any case, notwithstanding anything in this Agreement to the contrary, whether the Purchaser terminates this Agreement or proceeds to consummate the Closing, the Purchaser shall be deemed to have waived any and all rights, remedies or other recourse against the Seller to which the Purchaser might otherwise be entitled in respect of such breach.

      6.12 Fulfillment of Current Subscriptions. The Purchaser agrees, as a representative of the Seller, to discharge all of the Seller's obligations and liabilities for the fulfillment of current subscriptions to the Magazines, to the extent such obligations and liabilities remain unperformed or unfulfilled on, or by their terms continue in effect after the Closing Date, substantially consistent with the Seller's past practices, and in accordance with the terms and conditions set forth in the Subscription Fulfillment Agreement.

                                  ARTICLE VII.
                               CLOSING CONDITIONS

      7.1 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Purchaser in writing:

            (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (other than any representation or warranty that is expressly made as of a specified date, which shall be true and correct as of such specified date only) except where the failure to be so true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

            (b) The Seller shall have performed and complied in all material respects with all the covenants and agreements required by this Agreement to be performed or complied by it at or prior to the Closing.

            (c) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

            (d) There shall be in effect no Law or injunction issued by a court of competent jurisdiction making illegal or otherwise prohibiting or restraining the consummation of the transactions contemplated by this Agreement.

            (e) The Seller shall have delivered to the Purchaser all of the certificates, instruments and other documents required to be delivered by it at or prior to the Closing pursuant to Section 3.2 hereof, including the Required Consents, and shall have made the payment required by the Subscription Fulfillment Agreement.

            (f) The NYT Board Approval shall have been obtained.

      7.2 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Seller in writing:

            (a) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (other than any representation or warranty that is expressly made as of a specified date, which shall be true and correct in all material respects as of such specified date only).

            (b) The Purchaser shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with at or prior to the Closing.

            (c) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

            (d) There shall be in effect no Law or injunction issued by a court of competent jurisdiction making illegal or otherwise prohibiting or restraining the consummation of the transactions contemplated by this Agreement.

            (e) The Purchaser shall have delivered to the Seller the Cash Payment (as it may be adjusted based on the Estimated Working Capital pursuant to Section 2.3(b)(ii)), the Subscription Liability Payment and all of the certificates, instruments and other documents required to be delivered by the Purchaser at or prior to the Closing pursuant to Section 3.3 hereof.

            (f) The NYT Board Approval shall have been obtained.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

      8.1 Survival. The representations and warranties made by any party and contained in or made pursuant to this Agreement shall expire on the date which is one (1) year after the Closing Date; provided however, that if written notice is properly given under this Article VIII with respect to any alleged breach of a representation and warranty to which such party is entitled to be indemnified hereunder prior to the applicable expiration date, such representation and warranty shall continue to survive (with respect to the subject matter of such written notice only) until the applicable claim is finally resolved.

      8.2 Indemnification by the Purchaser. (a) After the Closing, the Purchaser agrees to indemnify the Seller, its Affiliates and their respective officers, directors, employees and representatives (each, a "Seller Indemnified Party") against and hold them harmless from and reimburse them for all losses, damages, liabilities and expenses, including reasonable attorneys' fees (collectively, "Damages") which such Seller Indemnified Party may at any time sustain or incur as a result of or arising out of:

                  (i) the breach of any representation or warranty of the Purchaser herein or the breach of any covenant of the Purchaser herein which is to be performed on or before the Closing Date;

                  (ii) the breach of any covenant or agreement of the Purchaser contained herein which is to be performed after the Closing Date; and

                  (iii) the Assumed Liabilities.

      8.3 Indemnification by the Seller. (a) After the Closing, the Seller agrees to indemnify the Purchaser, its Affiliates and their respective officers, directors, employees and representatives (each, a "Purchaser Indemnified Party") against and hold them harmless from and reimburse them for all Damages which such Purchaser Indemnified Party may at any time sustain or incur as a result of or arising out of:

                  (i) the breach of any representation or warranty of the Seller herein or breach of any covenant of the Seller herein which is to be performed on or before the Closing Date;

                  (ii) the breach of any covenant or agreement of the Seller contained herein which is to be performed after the Closing Date; and

                  (iii) the Excluded Liabilities (including any Damages arising under Environmental Laws, arising from acts, omissions or conditions occurring or in existence at the Owned Real Property or the Leased Real Property or in connection with the Business on or prior to the Closing Date, but subject to
Section 8.8).

      8.4 Notification of Claims.

            (a) A party entitled to be indemnified pursuant to Section 8.2 or
8.3 (the "Indemnified Party") shall promptly notify the party or parties liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (a "Notice of Claim"); provided, however, that a delay or failure to provide such notice shall not relieve any Indemnifying Party of its obligations except to the extent that it has been prejudiced by such delay or failure. Any Notice of Claim (i) shall state (with reasonable specificity) the basis on which indemnification is being asserted, (ii) shall set forth the amount of Damages for which indemnification is being asserted, and (iii) in the case of third party claims, shall be accompanied by copies of all relevant pleadings, demands and other papers served on the Indemnified Party.

            (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 8.2 or 8.3 asserted by a third party, the Indemnifying Party shall have the right (i) to employ counsel of its choice to defend any such claim or demand asserted against the Indemnified Party, (ii) to control and conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnified Party and (iii) to take all other steps or proceedings to settle or defend any such claims, provided that in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full, such settlement may only be made with the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible after receipt of the Notice of Claim (but in any case within 30 days of receipt by the Indemnifying Party of a Notice of Claim or such earlier time necessary to reasonably allow a timely response to the claim (the "Indemnity Notice Period")) of its election to defend any such third party claim or demand. In the event that the Indemnifying Party does assume the defense as provided above, the Indemnified Party shall have the right to participate in such defense (including without limitation, with counsel of its choice), at its own expense, and the Indemnifying Party shall reasonably cooperate with the Indemnified Party in connection with such participation. If the Indemnifying Party does not deliver to the Indemnified Party written notice within the Indemnity Notice Period that the Indemnifying Party will assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against any such claim or litigation in such manner as it may deem appropriate, at the cost of the Indemnified Party, provided that the Indemnified Party shall not settle any such claim or litigation without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed. In the event that the Indemnifying Party does not assume the defense as provided above, the Indemnifying Party shall have the right to participate in such defense (including without limitation, with counsel of its choice), at its own expense, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with such participation, and in all cases the Indemnified Party shall keep the Indemnifying Party reasonably informed as to all matters concerning such third party claim and shall promptly notify the Indemnifying Party in writing of any and all significant developments relating thereto.

            (c) In the event that a Notice of Claim hereunder does not involve a third party claim, the Indemnifying Party shall, within 30 days after the date of receipt of a Notice of Claim, respond in writing to the Indemnified Party (the "Indemnity Response") and set forth with reasonable specificity those items, if any, in the Notice of Claim to which the Indemnifying Party does not agree as well as the basis upon which such disagreement is founded. Within 30 days following the receipt of the Indemnity Response by the Indemnified Party, representatives of the Indemnifying Party and the Indemnified Party shall meet to attempt to resolve through good faith negotiations the applicable disputed matters. The parties shall negotiate in good faith for up to 30 days in an attempt to reach a settlement of any disputed matter. In the event that such good faith negotiations are unsuccessful or in the event of any other dispute under this Article VIII, the parties may proceed in court to adjudicate the dispute pursuant to the provisions of this Agreement.

      8.5 Limitations.

            (a) Notwithstanding anything herein to the contrary, no Indemnifying Party shall have any obligation to indemnify any Indemnified Parties pursuant to Sections 8.2(a)(i) or 8.3(a)(i), and no Indemnified Party shall make a claim pursuant to Sections

8.2(a)(i) or 8.3(a)(i), unless the aggregate amount of Damages sustained or incurred with respect to all claims pursuant to Section 8.2(a)(i) or Section 8.3(a)(i), as the case may be, exceeds $4,000,000 (the "Deductible") and then only to the extent of such excess up to (but not in excess of) a maximum aggregate indemnity for such Damages payable by the Purchaser pursuant to
Section 8.2(a)(i) or the Seller pursuant to Section 8.3(a)(i), as the case may be, of an amount equal to $50,000,000 (the "Cap").

            (b) Notwithstanding anything herein to the contrary, payments by the Indemnifying Party pursuant to Section 8.2 or 8.3 shall be limited to the amount of Damages, if any, that remains after deducting therefrom (i) any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by the Indemnified Parties from any third party with respect thereto,
(ii) any provision or reserve provided for the item in question in the Statement of Working Capital and (iii) any adjustments to the Purchase Price paid pursuant to Section 2.3(b) in respect of the item in question, provided that any amount deducted pursuant to any one of the foregoing subsections (i) through (iii) shall not be also deducted pursuant to any of the other subsections of this
Section 8.5(b).

            (c) The Seller shall have no liability under any provision of this Agreement for any Damages to the extent, but only to the extent, that such Damages relate to actions taken or omitted to be taken by the Purchaser or any of its Affiliates after the Closing Date to the extent the Purchaser had Knowledge that its actions taken or omitted to be taken could reasonably be expected to give rise to Damages, and in no event shall the Seller be liable for punitive or consequential damages.

            (d) Notwithstanding any other provision of this Agreement, the Purchaser acknowledges that the obligation of the Seller to provide indemnification for Damages arising out of Section 8.3 extends only to the Purchaser Indemnified Parties, and that the Seller shall not be obligated to provide such indemnification to any other Persons.

      8.6 Treatment of Indemnity Benefits. All payments made by the Seller or the Purchaser, as the case may be, to or for the benefit of the other pursuant to any indemnification obligations under this Agreement shall be treated as adjustments to the Purchase Price for Tax purposes and such agreed treatment shall govern for purposes of this Agreement.

      8.7 Exclusive Remedy. The parties hereto hereby acknowledge and agree that the sole and exclusive remedy of the Purchaser Indemnified Parties and the Seller Indemnified Parties, as the case may be, from and after the Closing with respect to Damages and any and all claims for any breach or liability under this Agreement or any of the Operative Agreements or otherwise relating to the subject matter of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby shall be solely in accordance with, and limited by, the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, the Purchaser and the Seller hereby waive on their own behalf and on behalf of each other applicable Indemnified Party, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it or they may have against the Seller or the Purchaser, as the case may be, arising under or based upon any Federal, state or local Law, rule or regulation (including without limitation, (i) any such rights, claims or causes of action arising under or based upon common law or otherwise and (ii) any and all claims for Damages or contribution arising under any Environmental Law or securities Laws).

      8.8 Remediation Projects. Each remediation project under Environmental Laws for which the Purchaser shall seek indemnification under Section 8.3(a)(iii) (each, a "Remediation Project") shall be planned, conducted, and supervised by environmental consultants of recognized standing selected by the Purchaser and reasonably acceptable to the Seller (the "Consultants"). The Purchaser agrees to consult with the Seller in connection with all Remediation Projects and that any Remediation Project shall be limited to measures that are reasonably determined by the Consultants to be applicable to property used for commercial and/or industrial purposes.

                                   ARTICLE IX.
                                   TERMINATION

      9.1 Termination. This Agreement and the transactions contemplated hereby may be terminated and abandoned:

            (a) by the mutual consent of the Seller and the Purchaser;

            (b) unless the Closing has not occurred as a result of a breach of this Agreement by the party seeking such termination, by either the Seller or the Purchaser if the Closing has not occurred on or prior to 5:00 p.m. (New York time) on the date which is 180 days following the date of this Agreement (the "Termination Date");

            (c) by either the Seller or the Purchaser if any Governmental Authority with jurisdiction over such matters shall have issued a final and nonappealable Governmental Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that neither the Seller nor the Purchaser may terminate this Agreement pursuant to this Section 9.1(c) unless the party seeking to so terminate this Agreement has complied with Section 6.4(b); or

            (d) by the Purchaser in accordance with the provisions of Section
6.11 hereof.

      9.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1 hereof, this Agreement shall become null and void and none of the parties hereto shall have any further liability hereunder except that (i) the provisions of Sections 6.3, 6.7 and 6.8 and Article IX and X generally shall remain in full force and effect, and (ii) each party hereto shall remain liable to the each other party hereto for any willful breach of its obligations under this Agreement prior to such termination.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.1 Notices. All notices, requests, demands, claims and other communications that are required or may be given pursuant to this Agreement must be in writing and delivered personally against written receipt, by a recognized overnight delivery service, by telecopy or by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or to the attention of such other Person or such other address as any party may provide to the other parties by notice in accordance with this Section 10.1):

if to the Purchaser, to:                with copies to:

Charles H. Townsend                     Craig D. Holleman
Advance Magazine Publishers Inc.        Sabin, Bermant & Gould LLP
Four Times Square                       Four Times Square
New York, New York 10036                New York, New York  10036

if to the Seller, to:

c/o The New York Times Company
229 West 43rd Street
New York, New York  10036
Attention: Solomon B. Watson IV
Facsimile No.: 212-556-4634

Any such notice or other communication will be deemed to have been given (i) if personally delivered, when so delivered, against written receipt, (ii) if sent by a nationally recognized overnight delivery service which guarantees next day delivery, one (1) Business Day after being so sent, (iii) if given by telecopier, once such notice or other communication is transmitted to the facsimile number specified above and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter delivered in accordance with the provisions of clauses (i),
(ii) or (iv) hereof, or (iv) if mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth above, five (5) Business Days after being so mailed. Any notice, request, demand, claim or other communication given hereunder using any other means (including ordinary mail or electronic mail) shall not be deemed to have been duly given unless and until such notice, request, demand, claim or other communication actually is received by the individual for whom it is intended.

      10.2 Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations hereunder, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

      10.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Seller or the Purchaser without the prior written consent of the other parties and any purported assignment or delegation in violation hereof shall be null and void except for assignments and transfers by operation of Law; provided that the Purchaser may assign its rights, interest and obligations under this Agreement, in whole or in part, to any Person that is a wholly-owned direct or indirect Subsidiary of the Purchaser Guarantor (provided that the Purchaser shall not be released from its obligations hereunder).

      10.4 Amendments and Waiver; Exclusive Remedies. This Agreement may not be modified or amended except in writing signed by the party or parties against whom enforcement is sought. The terms of this Agreement may be waived only by a written instrument signed by the party or parties waiving compliance. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise provided. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.4. The rights and remedies herein provided shall be the exclusive rights and remedies available to the parties hereto at law or in equity.

      10.5 Entire Agreement. This Agreement and the related documents contained as Exhibits and Schedules hereto or expressly contemplated hereby (including the Operative Agreements) contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes. Disclosures included in any Schedule shall be considered disclosures for all Schedules.

      10.6 Representations and Warranties Exclusive. The representations, warranties, covenants and agreements set forth in this Agreement and the Operative Agreements constitute all the representations, warranties, covenants and agreements of the parties hereto and their respective shareholders, directors, officers, employees, affiliates, advisors (including financial, legal and accounting), agents and representatives and upon which the parties have relied. In particular, and without in any way limiting the generality of the foregoing, the Purchaser acknowledges and agrees that, in making its decision to purchase the Purchased Assets, it is not relying on (a) any information or materials, oral or written, distributed or made available to the Purchaser by an Person prior to the date hereof other than matters set forth in this Agreement, including the Schedules and/or the Operative Agreements or (b) any financial projection, forecast or business plan relating to the Business. With respect to any projection, forecast or business plan delivered by or on behalf of the Seller to the Purchaser, the Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections, forecasts and plans, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections, forecasts and plans so furnished to it, and (iv) it shall have no claim of any kind whatsoever against any Person with respect thereto.

      10.7 No Third Party Beneficiary. This Agreement is made for the sole benefit of the parties hereto, and their respective successors, executors and permitted assigns, and nothing contained herein, express or implied, is intended to or shall confer upon any other Person any third party beneficiary right or any other legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (except to the extent that certain third parties are expressly covered by the indemnity herein).

      10.8 Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the substantive Laws of the State of New York, without giving effect to any conflicts of Law, rule or principle that might require the application of the Laws of another jurisdiction.

      10.9 Neutral Construction. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arms' length and that the final terms of this Agreement are the product of the parties' negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

      10.10 Severability. In the event that any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction, provided that any such reform or construction does not affect the economic or legal substance of the transactions contemplated hereby in a manner adverse to any party.

      10.11 Bulk Sales Laws. The parties hereby waive compliance with the Bulk Sales Laws of any State in which the Purchased Assets are located or in which operations relating to the Business are conducted.

      10.12 Heading; Interpretation; Schedules and Exhibits. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. References to Sections or Articles, unless otherwise indicated, are references to Sections and Articles of this Agreement. The word "including" means including without limitation. Words (including defined terms) in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement unless otherwise specified. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

      10.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13.

      10.14 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

      10.15 Guaranty. Advance Publications, Inc., the corporate parent of the Purchaser (the "Purchaser Guarantor"), hereby guarantees to the Seller, as a primary obligor, payment and performance by the Purchaser of its obligations under this Agreement and under each of the Operative Agreements to which it is a party (including without limitation, all amendments hereof and thereof), in each case subject to the terms, conditions and limitations hereof and thereof. The Purchaser Guarantor hereby waives suretyship defenses, demand, payment, protest and notice of dishonor or nonperformance of any such obligations, and no consent of the Purchaser Guarantor shall be required with respect to any amendment or waiver of this Agreement (other than this Section 10.15) or any Operative Agreements that is effected in accordance with this Agreement or the

Operative Agreements, as the case may be. The liability of the Purchaser Guarantor under this Agreement and the Operative Agreements by reason of this
Section 10.15 is primary, and the Seller shall not be required to make any demand on the Purchaser for performance of any of its obligations under this Agreement or the Operative Agreements, nor to exhaust any legal, contractual or equitable remedies against the Purchaser, prior to proceeding against the Purchaser Guarantor.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first above written.

                                        THE NEW YORK TIMES COMPANY
                                        MAGAZINE GROUP, INC.

                                        By: /s/ Leonard P. Forman
                                           -------------------------------------
                                           Name:  Leonard P. Forman
                                           Title: President and Chief Executive
                                                  Officer


                                        ADVANCE MAGAZINE PUBLISHERS INC.

                                        By: /s/ S. I. Newhouse, Jr.
                                           -------------------------------------
                                           Name:  S. I. Newhouse, Jr.
                                           Title: President


                                        ADVANCE PUBLICATIONS, INC.
                                        (Solely for purposes of Section 10.15)

                                        By: /s/ S. I. Newhouse, Jr.
                                           -------------------------------------
                                           Name:  S. I. Newhouse, Jr.
                                           Title: Chairman

                                                                      SCHEDULE A

Golf Digest
Golf Digest Woman
Golf World
Golf World Business